Exhibit 3.92
AMENDED AND RESTATED OPERATING AGREEMENT
OF
FOUR FOUNTAINS AVIV, L.L.C.
          This Amended and Restated Operating Agreement (this “Agreement”) of FOUR FOUNTAINS AVIV, L.L.C., dated and effective as of January 11, 2008, is entered into by AVIV FINANCING I, L.L.C., as the sole member (the “Member”) and amends and restates in its entirety that certain Limited Liability Company Agreement dated January 24, 2007.
          The Member, by execution of this Agreement, hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.), as amended from time to time (the “Act”), and hereby agrees as follows:
          1. Name. The name of the limited liability company formed hereby is Four Fountains Aviv, L.L.C. (the “Company”).
          2. Certificates. The Member is hereby designated an authorized person within the meaning of the Act. The Member is hereby authorized to execute, deliver and file any certificates (and any amendments and/or restatements thereof) (a) to be filed in the office of the Secretary of State of the State of Delaware, or (b) necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business.
          3. Purpose. The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.
          4. Powers. In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have the power and is hereby authorized to:
          (a) Acquire by purchase, lease, contribution of property or otherwise, own, hold, sell, convey, transfer or dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;
          (b) Act as a trustee, executor, nominee, bailee, director, officer, agent or in some other fiduciary capacity for any person or entity and to exercise all of the powers, duties, rights and responsibilities associated therewith;
          (c) Take any and all actions necessary, convenient or appropriate as trustee, executor, nominee, bailee, director, officer, agent or other fiduciary, including the granting or approval of waivers, consents or amendments of rights or powers relating thereto and the execution of appropriate documents to evidence such waivers, consents or amendments;
          (d) Operate, purchase, maintain, finance, improve, own, sell, convey, assign, mortgage, lease or demolish or otherwise dispose of any real or personal property that may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

          (e) Borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Company, and secure the same by mortgage, pledge or other lien on the assets of the Company;
          (f) Invest any funds of the Company pending distribution or payment of the same pursuant to the provisions of this Agreement;
          (g) Prepay, in whole or in part, refinance, recast, increase, modify or extend any indebtedness of the Company and, in connection therewith, execute any extensions, renewals or modifications of any mortgage or security agreement securing such indebtedness;
          (h) Enter into, perform and carry out contracts of any kind, including, without limitation, contracts with any person or entity affiliated with the Member, necessary to, in connection with, convenient to, or incidental to the accomplishment of the purposes of the Company;
          (i) Employ or otherwise engage employees, managers, contractors, advisors, attorneys and consultants and pay reasonable compensation for such services;
          (j) Enter into partnerships, limited liability companies, trusts, associations, corporations or other ventures with other persons or entities in furtherance of the purposes of the Company; and
          (k) Do such other things and engage in such other activities related to the foregoing as may be necessary, convenient or incidental to the conduct of the business of the Company, and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.
          5. Principal Business Office. The principal business office of the Company shall be located at such location as may hereafter be determined by the Member.
          6. Registered Office. The address of the registered office of the Company in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
          7. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.
          8. Members. The name and the mailing address of the Member are as follows:

Name	Address
Aviv Financing I, L.L.C.	303 West Madison Street, Suite 2400 Chicago, Illinois 60606

          9. Limited Liability. Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a member of the Company.
          10. Capital Contributions. The Member is deemed admitted as the Member of the Company upon its execution and delivery of this Agreement. The Member has contributed $10.00, in cash, and no other property, to the Company.
          11. Additional Contributions. The Member is not required to make any additional capital contribution to the Company. However, the Member may at any time make additional capital contributions to the Company in cash or other property.
          12. Allocation of Profits and Losses. The Company’s profits and losses shall be allocated solely to the Member.
          13. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 of the Act or other applicable law.
          14. Management. In accordance with Section 18-402 of the Act, management of the Company shall be vested in the Member. The Member shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members of a limited liability company under the laws of the State of Delaware. The Member has the authority to bind the Company.
          15. Officers. The Member may, from time to time as it deems advisable, select natural persons who are employees or agents of the Company and designate them as officers of the Company (the “Officers”) and assign titles (including, without limitation, President, Vice President, Secretary, and Treasurer) to any such person. Unless the Member decides otherwise, if the title is one commonly used for officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office. Any delegation pursuant to this Section 15 may be revoked at any time by the Member. An Officer may be removed with or without cause by the Member.
          16. Other Business. The Member may engage in or possess an interest in other business ventures (unconnected with the Company) of every kind and description, independently or with others. The Company shall not have any rights in or to such independent ventures or the income or profits therefrom by virtue of this Agreement.
          17. Exculpation and Indemnification. No Member or Officer shall be liable to the Company or any other person or entity who has an interest in the Company for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such

Member or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member or Officer by this Agreement, except that a Member or Officer shall be liable for any such loss, damage or claim incurred by reason of such Member’s or Officer’s willful misconduct. To the full extent permitted by applicable law, a Member or Officer shall be entitled to indemnification from the Company for any loss, damage or claim incurred by such Member or Officer by reason of any act or omission performed or omitted by such Member or Officer in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such Member or Officer by this Agreement, except that no Member or Officer shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Member or Officer by reason of willful misconduct with respect to such acts or omissions; provided, however, that any indemnity under this Section 17 shall be provided out of and to the extent of Company assets only, and the Member shall not have personal liability on account thereof.
          18. Assignments. The Member may at any time assign in whole or in part its limited liability company interest in the Company. If the Member transfers all of its interest in the Company pursuant to this Section 18, the transferee shall be admitted to the Company upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the transfer, and, immediately following such admission, the transferor Member shall cease to be a member of the Company.
          19. Resignation. The Member may at any time resign from the Company. If the Member resigns pursuant to this Section 19, an additional member shall be admitted to the Company, subject to Section 20 hereof, upon its execution of an instrument signifying its agreement to be bound by the terms and conditions of this Agreement. Such admission shall be deemed effective immediately prior to the resignation, and, immediately following such admission, the resigning Member shall cease to be a member of the Company.
          20. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the written consent of the Member.
          21. Dissolution.
          (a) The Company shall dissolve and its affairs shall be wound up upon the first to occur of the following: (i) the written consent of the Member, (ii) at any time there are no members of the Company unless the Company is continued in accordance with the Act, or (iii) the entry of a decree of judicial dissolution under Section 18-802 of the Act.
          (b) The bankruptcy of the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.
          (c) In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

          22. Severability of Provisions. Each provision of this Agreement shall be considered severable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement that are valid, enforceable and legal.
          23. Entire Agreement. This Agreement constitutes the entire agreement of the Member with respect to the subject matter hereof.
          24. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.
          25. Amendments. This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.
          26. Sole Benefit of Member. Except as expressly provided in Section 17, the provisions of this Agreement (including Section 11) are intended solely to benefit the Member and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third-party beneficiary of this Agreement), and no Member shall have any duty or obligation to any creditor of the Company to make any contributions or payments to the Company.
          27. Rider. The provisions set forth in the HUD-Required LLC Operating Agreement Provisions Rider, attached hereto as Exhibit “A”, are part of this Agreement.
(Signature Page to Follow)

     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement as of the date first written above.

AVIV FINANCING I, L.L.C.

By:	AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P.
Its:	Sole member

By:	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP
Its:	General partner

By:	AVIV HEALTHCARE, L.L.C.
Its:	General partner

By:	/s/ Zev Karkomi

Name:	Zev Karkomi
Its:	Manager

By:	/s/ Craig M. Bernfield

Name:	Craig M. Bernfield
Its:	Manager

EXHIBIT “A”
     HUD-REQUIRED LLC OPERATING AGREEMENT PROVISIONS RIDER
     THIS RIDER is attached to and made a part of the Amended and Restated Operating Agreement of Four Fountains Aviv, L.L.C., a Delaware limited liability company (the “Company”), dated as of , 2008 (the “Operating Agreement”). All terms used in this Rider that are not defined herein shall have the same meanings as defined in the Operating Agreement. In the event of any conflict or inconsistency between the provisions of the Operating Agreement and the provisions of this Rider, the provisions of this Rider shall control. The provisions of this Rider shall apply for so long as the Secretary of Housing and Urban Development (the “Secretary”) or the Secretary’s successors or assigns is the insurer or holder of a mortgage loan (a “HUD-Insured Loan”) insured by HUD, including but not limited to the HUD-Insured Loan identified as HUD Project No. 072-22048 REF, for the project commonly known as Four Fountains Convalescent. located in Belleville. Illinois (the “Project”),
R-l	No amendment to the Company’s Articles of Organization (the “Articles of Organization”) or the Operating Agreement that results in any of the following will have any force or effect without the prior written consent of the Secretary:
(a)	any amendment that modifies the term of the Company;

(b)	any amendment that activates the requirements that a United States Department of Housing and Urban Development (“HUD”) previous participation certification be obtained from any additional member;

(c)	any amendment that in any way affects the note, the mortgage, the security agreement securing the note or the Regulatory Agreement (the “HUD Regulatory Agreement”) between the Secretary and the Company, executed in connection with the HUD’s-Insured Loan;

(d)	any amendment that would authorize any managing member or pre-approved successor managing member, or any manager other than the manager named in the Operating Agreement, to bind the Company for all matters concerning the Project which require HUD’s consent or approval;

(e)	a change in the” manager or managing member or pre-approved successor manager or successor managing member of the Company; or

(f)	any change in a guarantor of any obligation to the Secretary.
R -2	If any provision of the’ Articles of Organization, the Operating Agreement (including this Rider) or any of the other organizational documents of the Company conflicts with the terms of the note, the mortgage, the security agreement, the HUD Regulatory Agreement and other documents executed in connection with the BUD-Insured Loan (collectively, the CRUD Loan Documents”), the provisions of the HUD Loan Documents shall control.

R-3	No provision required by HUD to be inserted into the Operating Agreement or any of the other organizational documents may be amended without prior HUD approval.
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R-4	Any party acquiring any of the following positions anew must meet the applicable requirements for previous participation clearance:
(a)	a member of the Company with 10% or greater governance interest;

(b)	a member of the Company with 25% or greater financial interest; and

(c)	a manager or managing member.

R-5	Without the prior written approval of the Secretary, the Company shall not voluntarily dissolve or change to another type of entity.

R-6	The Company shall:
(a)	designate an official representative for all matters concerning the Project which require HUD consent or approval, and the signature of such personal shall bind the Company in all such matters;

(b)	identify where a managing member or manager is vested with management authority in arty Project matters other than as noted in the preceding Clause (a); and

(c)	provide HUD with three (3) business days prior written notification of the name, address and telephone number of any new representative appointed for the foregoing.
Craig M. Bemfield, whose address is 2 North LaSalle Street, Suite 725, Chicago, Illinois, 60602, and whose telephone number is (312) 855-0930, is hereby designated as the initial official representative of the Company, pursuant to the preceding Clause (a).
R-7	The Company is authorized to execute a one or more notes, mortgages (the term “mortgage” being hereby defined to include “deed of trust” or “security deed”) and security agreements in order to evidence and secure the HUD-Insured Loan, and to execute one or more regulatory agreements and other documents required by the Secretary in connection with the HUD-Insured Loan and by any lender making such loan.

R-8	Any incoming member must, as a condition of receiving an interest in the Company, agree to be bound by-the HUD Loan Documents and any other documents required in connection with the HUD-Insured Loan to the same extent and on the same terms as the other members.

R-9	Notwithstanding any ether provisions of this Operating Agreement or the Articles of Organization, upon any dissolution, no title or right to possession and control of the Project, and no right to- collect the rents from the Project, shall pass to any person who is not bound by the HUD Regulatory Agreement in a manner satisfactory to the Secretary.

R-1O	Each member, and any assignee of such member, is liable in its individual capacity to HUD:

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(a) . for funds or property of the Project coming into its possession, which by the provisions of the HUD Regulatory Agreement, it is not entitled to retain;
(b) for its own acts and deeds, or acts and deeds of others which it has authorized, in violation of the provisions of the HUD Regulatory Agreement;
(c) for the acts and deeds of affiliates, as defined in the HUD Regulatory Agreement, which it has authorized, in violation of the provisions of the HUD Regulatory Agreement; and
(d) as otherwise provided by law.
R-11	The Company has designated Craig M. Bemfield as its official representative for all matters concerning the Project which require BUD consent or approval. The signature of such person will bind the Company in all such matters. The Company may from time to time appoint a new representative to perform this function, but, within three (3) business days of doing so, will-provide HUD with written notification of the name, address, and telephone number of . its new representative. When a person other than the person identified above has full or partial authority of management of the Project, the Company will promptly provide HUD with the name of that person and the nature of that person’s management authority.
     IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement. as of the date first written above.

FOUR FOUNTAINS AVIV, L.L.C., a Delaware limited liability company,
By:	AVIV FINANCING I, L.L.C.
Its:	Sole member
	By:	AVIV HEALTHCARE PROPERTIES OPERATING PARTNERSHIP I, L.P.
	Its:	Sole member
		By:	AVIV HEALTHCARE PROPERTIES LIMITED PARTNERSHIP
		Its:	General partner
			By:	AVIV HEALTHCARE, L.L.C.
			Its:	General partner
			By:	/s/ Zev Karkomi

			Name:	Zev Karkomi
			Its:	Manager
			By:	/s/ Craig M. Bernfield

			Name:	Craig M. Bernfield
			Its:	Manager